VINDICATOR OF FLORIDA, INC.

                           ---------------------------

                             SUBSCRIPTION AGREEMENT

Gentlemen:

Re:      Convertible Subordinated Debenture.

         The undersigned hereby subscribes for a Convertible Subordinated Debenture ("Debenture") in the principal amount of $300,000 of Vindicator of Florida, Inc. (the "Company"), a Florida corporation. In consideration of your acceptance of this Subscription Agreement, the undersigned hereby agrees, represents and warrants as follows:

     1. Payment for Debenture. Simultaneously with the execution and delivery of this Subscription Agreement, the undersigned is delivering to you $300,000, which represents the purchase price of the Debenture for which the undersigned has subscribed.

     2. Receipt of Reports. The undersigned hereby acknowledges receipt of a copy of the Company's Prospectus dated November 14, 1990, Form 10-K Report for the year ended December 31, 1990, Form 10-Q Report for the quarter ended March 31, 1990 and an Information Statement dated June 14, 1991 (the "Reports'). All terms used herein shall have the meanings given to such terms in the Reports, unless the context herein indicates otherwise.

     3. Agreement Not to Sell Debenture of Underlying Shares. The undersigned hereby agrees not to sell, hypothecate or otherwise dispose of the Debenture or Underlying Shares unless (1) such Debenture or Underlying Shares have been registered for sale under the Securities Act of 1933, as amended (the "Act") and under applicable state law, or (2) in the opinion of counsel for the Company, an exemption from the registration requirements of the Act and applicable state law is available.

     4. Acknowledgement. The undersigned hereby acknowledges and understands that:

          (i) The Company will rely upon the information set forth herein.

          (ii) An investment in the Debenture is speculative in nature.

          (iii) No federal or state agency has made any finding or determination as to the fairness of the offering of the Debenture, or any recommendation or endorsement of the Debenture. The undersigned acknowledges that the Debenture is being purchased for investment and not for distribution or resale to others. The undersigned acknowledged that the Company has made available the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Company possesses or could acquire without unreasonable effort or expense that is necessary to verify the information provided in the Reports referenced in paragraph 2 above,

          (iv) The Debenture has not been registered under the Act or under any state securities laws and thus the undersigned must bear indefinitely the economic risk of any investment in the Debenture or Underlying Shares because the Debenture or Underlying Shares may not be resold or otherwise transferred for value unless subsequently registered under the Act or unless an exemption from such registration is available. Further, there is no present public market for the Debenture and no such market for the Debenture is expected to develop.

          (v) Any transferee of this Debenture may be required by the Company to fulfill the investor suitability standards applied to the undersigned.

     5. Representations and Warranties. The undersigned hereby represents and warrants as follows:

     (i) The Debenture is being acquired without having relied upon any offering literature other than the Reports described in paragraph 2 above.

     (ii) The Company has made available all documents relating to an investment in the Company and has provided answers to all questions concerning the offering. In evaluating the suitability of an investment in the Company, the undersigned has not relied upon any representations or other information (whether oral or written) other than referred to in paragraph 2 above.

     (iii) The officers of the undersigned have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of this investment.

     (iv) The undersigned is a corporation, organized pursuant to Delaware law, with its principal office located in Williamsville, New York.

     6. Construction. This Agreement shall be construed in accordance with the laws of the State of Florida.

     7. Execution Authorized. The person executing this Subscription Agreement on behalf of the subscribing corporation, personally and in his individual capacity, hereby represents and warrants that he has been duly authorized to execute this Subscription Agreement and all other instruments in connection with the purchase of the Debenture, and that the signature of the undersigned is binding upon such corporation.

     IN WITNESS WHEREOF, I have caused this Subscription Agreement to be duly executed as of the 11th day of July, 1991.

                                                     MDS HEALTH GROUP INC


                                                     By: /s/
                                                        ------------------------
                                                          (Vice) President

ATTEST:
/s/                                                      /s/
-----------------------------                           ------------------------
 (Asst.) Secretary                                         (Vice) President


                                                 Subscriber's Name and Residence
                                                 Address (please print or type)

                                                 MDS Health Group Inc.
                                                 -------------------------------
                                                 100 International Blvd.
                                                 -------------------------------
                                                 Etobicoke, Ontario,
                                                 -------------------------------
                                                 Canada M9W6J6
                                                 -------------------------------

                                                 Taxpayer ID/Social Security No:

                                                 -------------------------------


                                                 Mailing Address (if
                                                 different from above):

                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------





Accepted:

Vindicator of Florida

By:    /s/ Sam R. Whitney
      -------------------------------
                 7-19-91
      -------------------------------
                        DATE